EXHIBIT 23.1(A)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BioCancell Therapeutics, Inc.

We consent to use of our report dated May 24, 2012 with respect to the International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS (IASB)") based consolidated statements of financial position of BioCancell Therapeutics Inc. and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2011, incorporated herein by reference.

Our report contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. The IFRS (IASB) consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ Somekh Chaikin

Somekh Chaikin Certified Public Accountants (Israel) A member of KPMG International

Jerusalem, Israel
August 15, 2012

EXHIBIT 23.1(B)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BioCancell Therapeutics Inc. (Development Stage Company):

We consent to the use of our report dated March 29, 2012, with respect to the United States generally accepted accounting principles ("U.S. GAAP") based consolidated balance sheets of BioCancell Therapeutics Inc. (Development Stage Company) and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2011, and for the cumulative period from October 1, 2004 (inception of operations) to December 31, 2011, incorporated herein by reference.

Our report contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. The U.S. GAAP consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ Somekh Chaikin

 Somekh Chaikin
Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Jerusalem, Israel
August 15, 2012